SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 11, 2005, V.I. Technologies, Inc. (“Vitex” or the “Company”) announced that it had closed its merger with Panacos Pharmaceuticals, Inc. (“Panacos”), pursuant to the Agreement and Plan of Merger dated as of June 2, 2004, as amended on November 5, 2004, November 28, 2004, December 8, 2004, and February 14, 2005 (the “Merger Agreement”). The merger was approved by the stockholders of both Vitex and Panacos at their respective meetings on March 10, 2005. Panacos stockholders received an aggregate of approximately 227,500,000 shares of Vitex common stock, or slightly over 80% of the outstanding shares of Vitex common stock, after giving effect to the merger, and before giving effect to the Company’s 1:10 reverse stock split, which was announced on March 14, 2005. The shares of Vitex common stock issued to the Panacos stockholders were registered with the Securities and Exchange Commission on a Registration Statement on Form S-4 (Reg. No. 333-121416). Panacos stockholders received 6.75275 shares of Vitex common stock for each share of Panacos common or preferred stock held by them at the effective time of the merger. This ratio was arrived at following negotiations among Vitex, Panacos and their respective representatives, as described in detail in the Registration Statement. Please see the information set forth in the section of the Registration Statement entitled “Interests of Certain Persons in the Merger and the Financing” for a description of the relationships, other than in respect of the merger, between and among Vitex, Panacos and their respective officers and directors.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 11, 2005, Vitex announced that it had closed a $20 million private placement of its common stock and warrants to purchase its common stock, pursuant to a Securities Purchase Agreement dated as of December 9, 2004. The $20 million financing was led by Great Point Partners LLC of Greenwich, Connecticut. Ampersand Ventures and A.M. Pappas, the two largest investors in Panacos, also participated in the financing. Ampersand Ventures is also the largest investor in Vitex. The issuance of the shares of Vitex common stock and warrants in the private placement was approved by the Vitex stockholders on March 10, 2005. Vitex issued 100,000,000 shares of common stock (an effective price of $0.20 per common share), and detachable warrants to purchase up to 45,000,000 shares of common stock at $0.24 per share, exercisable over five years from the date of issuance. The securities issued to the investors in the private placement were issued in a transaction that was exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the exemption from registration set forth in Rule 506 of Regulation D under the Act. Vitex plans to file a resale Registration Statement on Form S-3 with the Securities and Exchange Commission shortly in order to register such securities for resale by the investors.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Because the merger with Panacos is treated as a “reverse merger” for accounting purposes, and as such the financial statements of the accounting acquirer, Panacos, will become the financial statements of the legal acquirer, Vitex, and because the independent registered public accounting firm retained to conduct the audit of Panacos’ financial statements, Ernst & Young LLP, is different from the independent registered public accounting firm retained to conduct the audit of Vitex’s financial statements, KPMG LLP, the rules and regulations of the Securities and Exchange Commission provide that there has been a change in Vitex’s independent registered public accounting firm. As approved by the Audit Committee of Vitex, KPMG LLP will continue to audit the financial statements of the combined company following the merger, subject to KPMG LLP’s completion of its internal client acceptance process.

The reports of Ernst & Young LLP, with respect to Panacos for fiscal years 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that Ernst & Young LLP’s reports on the financial statements of Panacos for fiscal year 2004 expressed substantial doubts about Panacos’ ability to continue as a going concern. In connection with its audit of Panacos’ financial statements for fiscal years 2004 and 2003 and the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which , if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.

During the three years ended December 31, 2004, the period from September 29, 1999 (inception) to December 31, 2004, and the subsequent interim period , Ernst & Young LLP did not advise, and has not indicated to Panacos that it had reason to advise, Panacos of any reportable event, as defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether or not Ernst & Young LLP agrees with the above statements. A copy of such letter, dated March 17, 2005, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a) Not applicable.

(b) As required by the terms of the Merger Agreement, Mr. David Tendler and Doros Platika, M.D. have been replaced on the Company’s Board of Directors effective as of March 11, 2005 by the new Directors named herein.

(c) Dr. Samuel K. Ackerman has been appointed as the Company’s Chairman of the Board and Chief Executive Officer effective as of March 11, 2005. Dr. Ackerman, age 56, has served as a director and as the Company’s Chairman and Chief Scientific Officer since November 1999. Dr. Ackerman co-founded Pentose Pharmaceuticals, Inc. in June 1995 and served as its President, Chief Executive Officer and Director from February 1997 until Pentose’s merger with Vitex on November 12, 1999. Dr. Ackerman became Executive Vice President and Chief Scientific Officer of Vitex upon the merger and in September 2000 became Chairman of the Board. He previously served as Vice President, Development and Regulatory Affairs of OraVax, Inc. from December 1993 to January 1997. From May 1986 to November 1993, he was Senior Vice President, Medical and Regulatory Affairs of XOMA Corporation and before that was Director of the Investigational New Drug Division of the Center for Biologics Evaluation and Research of the Food and Drug Administration. Dr. Ackerman was founding President and Chief Executive Officer of Cyclis Pharmaceuticals, Inc., a cancer therapeutics company, from its inception in October 2001 until September 2003, when it was acquired by Arqule, Inc. Dr. Ackerman also served as Panacos’ Chairman and Interim Chief Executive Officer from November 2003 until Panacos’ merger with Vitex. Vitex agreed in the Merger Agreement to cause Dr. Ackerman to become the initial Chief Executive Officer and Chairman of the Board of Directors of the combined company.

(d) Effective as of March 11, 2005, the Vitex Board appointed Dr. Herbert H. Hooper, Mr. Eric W. Linsley and Mr. John Fletcher to the Board, in accordance with the terms and requirements of the Merger Agreement and the Securities Purchase Agreement. Dr. Hooper and Mr. Fletcher are Class II Directors and their terms will expire at the 2006 Annual Meeting. Mr. Linsley is a Class III Director and his term will expire at the 2007 Annual Meeting. In addition, Mr. Linsley has been selected to serve as a member of the Compensation Committee of the Board of Directors, and Dr. Hooper has been selected to serve as a member of the Nominating and Governance Committee of the Board of Directors.

Eric W. Linsley, age 42, is a Partner with A. M. Pappas & Associates, LLC, a Research Triangle Park, North Carolina-based venture capital firm that invests nationally in the life science industry. Prior to joining A. M. Pappas & Associates in early 2000, Mr. Linsley served as Chief Financial Officer of TriPath Imaging, a Nasdaq-listed medical device company. In 1999, Mr. Linsley led the due diligence efforts and legal documentation process in a three-way merger of AutoCyte, NeoPath and Neuromedical Systems to form TriPath. Prior to the merger, he served as Chief Financial Officer and Vice President of Operations at AutoCyte. From 1991 to 1997, Mr. Linsley worked as an investment professional with Ampersand Ventures. As a partner at Ampersand, he held interim management positions in operating and financial roles for various industrial products and healthcare companies. He previously was a management consultant with Bain & Co. and McKinsey & Co., and was a certified public accountant with Arthur Andersen. Mr. Linsley is a director of Emerald BioAgriculture, FlowCardia, Sensys Medical, and Signase. He was also a director of Panacos. He received a B.A. in Economics from Trinity College, an M.S. in Accounting from New York University and an MBA from the Wharton School at the University of Pennsylvania.

Herbert H. Hooper, PhD, age 40, joined Panacos’ board of directors in March 2004. Dr. Hooper is a General Partner at Ampersand Ventures. Prior to joining Ampersand in 2002, Dr. Hooper served as executive vice president and chief technical officer of ACLARA BioSciences, a public life sciences company which he founded in 1995. From 1993 to 1995, Dr. Hooper served as a research director at Soane Technologies, Inc. From 1990 to 1993, he served in various product and business development positions at Air Products and Chemicals.

John Fletcher, age 59, is Chief Executive Officer of Fletcher Spaght, Inc, a management consulting firm founded in 1983 to provide strategy and financing assistance to new companies. Fletcher Spaght, Inc also established Fletcher Spaght Ventures to invest in emerging growth high technology and healthcare companies. Fletcher Spaght Ventures is an investor in the $20 million private placement which closed following the merger. Prior to co-founding Fletcher Spaght Ventures, Mr. Fletcher worked with the Boston Consulting Group. He also served on the faculty of the Wharton School and was a Captain and a Pilot in the US Air Force.

ITEM 8.01 OTHER EVENTS.

On February 22, 2005, Vitex reported that the Nasdaq Stock Market, Inc. had granted the Company an extension until March 15, 2005 to comply with the $10,000,000 minimum stockholders’ equity requirement for continued listing on the Nasdaq National Market set forth in Nasdaq Marketplace Rule 4450(a)(3). On November 19, 2004, Vitex provided a plan to Nasdaq to achieve and sustain compliance with its listing requirements, which plan primarily involved completion of the planned merger with Panacos. On December 9, 2004, Nasdaq provided the Company an initial extension of time for it to comply with the minimum stockholders’ equity requirement until February 17, 2005. Nasdaq subsequently granted the Company an additional extension of time, to March 15, 2005, to allow the Company time to complete the merger with Panacos and close the $20 million financing. As described above, the Company completed the merger with Panacos and the financing on March 11, 2005. As of March 11, 2005, following the completion of the merger and the financing, Vitex believes that it has regained compliance with the stockholders’ equity requirement. Nasdaq will continue to monitor Vitex’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report Vitex does not evidence compliance, it may be subject to delisting.

On September 2, 2004, Vitex reported it had received a notice from Nasdaq that the Company was not in compliance with Nasdaq’s minimum bid price requirement for continued listing. In accordance with Nasdaq rules, the Company was granted 180 days to regain compliance, or until February 28, 2005. Vitex can regain compliance if the bid price of Vitex common stock closes at $1.00 per share for a minimum of 10 consecutive trading days. On March 14, 2005, Vitex effected a reverse split of its common stock, at a ratio of 10 shares to 1 share. The Company has also requested from Nasdaq an extension to the deadline for meeting the minimum bid price requirement in order to provide Vitex sufficient time to determine the effect of the reverse stock split, which is designed to increase the bid price above the $1.00 per share minimum.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The merger with Panacos is treated as a reverse merger for accounting purposes, and therefore V.I. Technologies, Inc. is the business acquired. Financial statements of V.I. Technologies, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X are filed as part of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004. (Reg. No. 333- 121416) and are incorporated herein by reference.

Additionally, financial statements of Panacos Pharmaceuticals, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X are filed as part of the Registrant’s Registration Statement on Form S-2 (Reg. No. 333-123205) and are incorporated herein by reference.

(b) Pro Forma Financial Information.

Pro forma financial information with respect to Panacos Pharmaceuticals, Inc. and V.I. Technologies, Inc. that would be required pursuant to Article 11 of Regulation S-X is filed as part of the Registrant’s Registration Statement on Form S-2 (Reg. No. 333-123205) and is incorporated herein by reference.

(c) Exhibits.

Exhibit No.	Exhibit
16.1	Letter from Ernst & Young to the Securities and Exchange Commission dated March 17, 2005

99.1	Press Releases of V.I. Technologies, Inc. dated March 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: March 17, 2005	By:	/s/ John R. Barr
John R. Barr
President

EXHIBIT INDEX

Exhibit No.	Exhibit
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 17, 2005

99.1	Press Releases of V.I. Technologies, Inc. dated March 11, 2005